UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Material Sciences Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Material Sciences Corporation 2200 East Pratt Boulevard Elk Grove Village, IL 60007 847-439-2210

NEWS RELEASE

Institutional Shareholder Services (ISS) Recommends that Material Sciences Corporation Stockholders

Vote “FOR” the Proposed Merger at the Upcoming Special Meeting;

Material Sciences Corporation Provides Update on Litigation Related to the Proposed Merger

ELK GROVE VILLAGE, Ill.—(BUSINESS WIRE)—Material Sciences Corporation (NASDAQ: MASC), a leading provider of material-based solutions for acoustical and coated applications (“MSC” or the “Company”), announced today that one of the leading independent institutional proxy advisory firms, Institutional Shareholder Services (“ISS”), has recommended that MSC stockholders vote “FOR” the proposal to approve the merger (the “Merger”) with Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”), which are affiliates of New Star Metals Inc. (“New Star”) and Insight Equity Holdings LLC (“Insight”).

ISS Recommendation

ISS is one of the leading independent proxy advisory firms and their voting analyses and recommendations are relied upon by major institutional investment funds, mutual funds and fiduciaries throughout the world. In recommending MSC support the Merger, ISS concluded: “Given the substantial premium and rationale, support for the merger is warranted.”* ISS also recommended MSC stockholders vote FOR approval of executive compensation that may be payable in connection with the Merger (Proposal 2) and FOR the adjournment of the special meeting, if necessary (Proposal 3).

Clifford Nastas, Chief Executive Officer of MSC said, “We are pleased that ISS recognizes that the merger is in the best interests of our stockholders.”

MSC urges stockholders to follow the ISS recommendations by voting “FOR” each of the proposals today. Stockholders who have questions about the proposals or who need assistance voting their shares should contact MSC’s proxy solicitor, Morrow & Co., LLC toll-free at (800) 662-5200 or (203) 658-9400.

*	Permission to use ISS quotation was neither sought nor obtained.

Update on Litigation Relating to the Merger

As previously disclosed, MSC and certain members of the board of directors of MSC (the “Board”), as well as Parent, Merger Sub, New Star and Insight, were named as defendants in a purported class action brought by an alleged MSC stockholder on January 15, 2014. The lawsuit was filed in the Court of Chancery of the State of Delaware and is captioned Hilary Coyne v. Material Sciences Corporation., et al., Case No. 9257. The action asserted claims that the members of the Board purportedly breached their fiduciary duties to MSC’s stockholders in connection with the proposed Merger. The action further claimed that New Star and Insight aided and abetted those alleged breaches of fiduciary duties. The plaintiff in the action sought equitable relief, including an injunction preventing the consummation of the Merger, rescission in the event the Merger is consummated, and an award of attorneys’ and other fees and costs. MSC and the Board believe that the claims were without merit, and on February 12, 2014, the plaintiff in the lawsuit filed a notice of dismissal without prejudice which the Court granted on February 13, 2014.

On February 20, 2014, MSC, the Board, Parent, Merger Sub, New Star and Insight were named as defendants in a second purported class action brought by a different alleged MSC stockholder. The lawsuit was also filed in the Court of Chancery in the State of Delaware and is captioned Anthony Tiano v. Material Sciences Corporation, et al., Case No. 9375. The action alleges that the members of the Board breached their fiduciary duties by causing MSC to be sold at an unfair price and pursuant to an inadequate process and by failing, along with MSC, to make certain disclosures. The complaint further alleges that Insight and Merger Sub aided and abetted these purported breaches of fiduciary duties. The complaint seeks equitable relief, including an injunction preventing the consummation of the Merger, rescission in the event the Merger is consummated, and an award of attorneys’ and other fees and costs. MSC and the Board believe that the claims in this action are without merit and intend to defend against them vigorously.

Cautionary Note for Forward-Looking Statements

Statements contained herein regarding the proposed transaction between Parent, Merger Sub and MSC, the expected timetable for completing the transaction, the potential benefits of the transaction, and other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements. MSC has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. MSC cautions that a number of risks, uncertainties and other important factors could cause MSC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, uncertainties as to the timing of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger; the possibility that alternative acquisition proposals will be made; the outcome of any legal proceedings that may be or have been instituted against MSC related to the agreement and plan of merger; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the agreement and plan of merger; the disruption of management’s attention from MSC’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on MSC’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors set forth from time to time in MSC’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, MSC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Additional Information and Where to Find It

In connection with the proposed Merger and required stockholder approval, MSC filed a definitive proxy statement with the SEC on February 20, 2014, and has commenced mailing the definitive proxy statement to its stockholders. MSC’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT MSC AND THE MERGER. MSC’s stockholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by MSC with the SEC may be obtained free of charge from MSC’s website at www.matsci.com, or by directing a request to MSC at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, Attn: James Pawlak.

Participants in the Solicitation

MSC and its directors and officers may be deemed to be participants in the solicitation of proxies from MSC’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed merger. Information about MSC’s directors and executive officers and their ownership of MSC’s common stock is set forth in the definitive proxy statement regarding the proposed merger, which was filed with the SEC on February 20, 2014. Stockholders may obtain additional information regarding the interests of MSC and its directors and executive officers in the proposed merger, which may be different than those of MSC’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, filed with the SEC.

Company Contact

Material Sciences Corporation

James D. Pawlak, 847-439-2210

Vice President, Chief Financial Officer

or

Media Contact

SM Berger & Company

Stanley Berger or Andrew Berger, 216-464-6400